UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
DELEK US HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: ____________________________________

(2)	Aggregate number of securities to which transaction applies: ____________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _______________________________

(4)	Proposed maximum aggregate value of transaction: ___________________________________________

(5)	Total fee paid: _________________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: _________________________________________________________________

(2)	Form, Schedule or Registration Statement No.: _______________________________________________

(3)	Filing Party: ___________________________________________________________________________

(4)	Date Filed: ____________________________________________________________________________

Delek US Holdings, Inc. ("Delek") today disclosed that it provided additional clarification to Institutional Shareholder Services (“ISS”) regarding Delek’s proposal with respect to its amended 2016 Long-Term Incentive Plan (Proposal 4), for which it is seeking shareholder approval at its Annual Meeting of Shareholders to be held on May 6, 2021. As a result, ISS has updated its previous recommendation and now recommends that Delek shareholders vote “FOR” the proposal with respect to approval of the amended 2016 Long-Term Incentive Plan.
ISS now recommends that Delek shareholders vote “FOR” ALL of the Delek proposals at the upcoming Annual Meeting of Shareholders and continues to recommend Delek shareholders vote “FOR” ALL of Delek’s director nominees on the WHITE proxy card.

Additional Information

Delek has filed a definitive proxy statement on Schedule 14A and form of associated WHITE proxy card with the Securities and Exchange Commission ("SEC") in connection with the solicitation of proxies for the Company's 2021 Annual Meeting (the "Definitive Proxy Statement"). Delek, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the company's shareholders in connection with the matters to be considered at the Company's 2021 Annual Meeting. BEFORE MAKING ANY VOTING DECISION, DELEK SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of Delek's directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company's Board of Directors for election at the Company's 2021 Annual Meeting are included in the Definitive Proxy Statement. Shareholders may obtain a copy of the Definitive Proxy Statement, any supplements to the proxy statement and other documents filed by Delek with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge on the Company's website at http://www.delekus.com.